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                                 EXHIBIT D
                           STOCK CERTIFICATE FOR
                      5,000 SHARES OF TAMPA SUN, INC.






                                     E-56

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                            A NEVADA CORPORATION

NUMBER                                                                SHARES
 1001                                                                **5,000**



                              TAMPA SUN, INC.

                 AUTHORIZED SHARES 10,000 * PAR VALUE $.001

THIS CERTIFIES THAT TAMPA BAY CORPORATION is the owner of ***Five
Thousand*** Shares of the Capital Stock of TAMPA SUN, INC. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this instrument to be signed by its duly authorized officers and to be seated with the rest of the Corporation.

SEAL
OF
INCORPORATION            this 15th day of October, 1995

10-04-95

                    /s/ Steve Rosenbaum           /s/ James M. Richard
                    ---------------------         ---------------------
                    Steve Rosenbaum,              James M. Richard,
                    President                     Secretary


SHARES ***5,000 EACH


                                     E-57